                                                                     EXHIBIT 5.1



                    [LETTERHEAD OF WILLKIE FARR & GALLAGHER]



August 8, 1994

Weirton Steel Corporation
400 Three Springs Drive
Weirton, West Virginia 26062-4989

Re: Weirton Steel Corporation
    Registration Statement on Form S-3
    Securities Act File No. 33-53797

Dear Sirs:



We have acted as counsel to Weirton Steel Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-3 (the "Registration Statement") with respect to the proposed offering of the Company's Common Stock, $.01 par value (the "Common Stock") by the Company and by the trustee under the Company's qualified defined benefit pension plan (the "Selling Stockholder").



In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and of certificates or comparable documents of public officials and of officers and representatives of the Company and the Selling Stockholder and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as the basis for the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of documents submitted to us as certified or reproduced copies.



Based upon the foregoing, we are of the opinion that the shares of Common Stock being registered pursuant to the Registration Statement have been duly authorized and will, when sold as provided in the Registration Statement, be validly issued, fully paid, and non-assessable shares of the Company's Common Stock.



We hereby consent (i) to being named in the Registration Statement and in the related Prospectuses under the caption "Legal Matters" as counsel for the Company as to certain legal matters in connection with the Common Stock offered thereby and (ii) to the inclusion of this opinion as an exhibit to the Registration Statement.



We are members of the bar of the State of New York and express no opinion as to the laws of jurisdictions other than the federal law of the United States and the General Corporation Law of the State of Delaware.



                                             Very truly yours,

                                             WILLKIE FARR & GALLAGHER